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ANNOUNCEMENTS

November 21, 2005

Howard Pien and Joerg Reinhardt

Chiron and Novartis Integration Planning

Dear Associate:

As promised during recent meetings with Chiron and Novartis employees, we want to make sure to keep you informed of the progress and decisions being made as we begin the planning for the future integration of Chiron and Novartis.

Last week, management teams from both Chiron and Novartis met to set goals for the integration process, agree on what information can be shared and the mechanism for doing so, and define the membership of the teams that will do the integration planning. It is important to point out that the integration planning teams are temporary and do not necessarily reflect the future structure of the business. The team membership will be kept small to ensure that integration planning causes the least possible distraction from ongoing business activities.

As we work together to secure regulatory and shareholder approval for the transaction, it is planned that the Vaccines and Blood Testing businesses will together form a new division of Novartis, while the BioPharmaceuticals business will be merged into Novartis Pharma, where Chiron’s skills and assets will become part of Novartis’ infectious diseases, respiratory and oncology franchises. The opportunity to combine the companies’ research efforts, pipeline strengths and products in biopharmaceuticals will strengthen important franchises for Novartis Pharma, and make us one of the strongest oncology players in the industry.

The integration planning process will be structured in two broad segments: growth strategy for the Vaccines and Blood Testing division, and Integration Planning for the BioPharma and the entire corporate resources parts of Chiron. Joint steering committees of Chiron and Novartis leadership will oversee both segments.

The steering committee will be supported by integration offices for each segment. Charles Gubser (Novartis) and Bryan Walser (Chiron) are appointed to lead the integration office for Vaccines and Blood Testing; Meghan Leader (Chiron) and Ameet Mallik (Novartis) will serve as the integration officers for the integration planning of the BioPharmaceuticals business and general administration functions into Novartis. The integration offices will serve as a resource to the various functional planning teams to ensure that objectives, processes and timelines are established and met as we build the new structure. The integration offices will ensure that processes are adhered to and information is shared among the relevant teams.

All planning teams in the above structure and in the various sub-teams supporting them will be chaired and co-chaired by members from each company. All team leaders and members of committees have been identified by the leadership teams from each company, to ensure that the appropriate expertise is represented in the planning process but also to minimize the impact on current business operations. It is essential that we ensure business continuity in the interim period in each company.

We established very ambitious timelines for the various teams to exchange knowledge and establish key initial recommendations on the future of the business. Individual teams will begin meeting this week in Europe and the week of November 28 in the United States. While the integration activities will be intense and timelines are short, they will involve a relatively small number of people. We want to remind everyone, to please concentrate and stay focused on their jobs and continue with the business as usual.

In addition to establishing a structure of how we can work together moving forward, we also agreed on how to exchange and share information throughout the process. Team leaders will provide guidance to the members of the integration planning teams regarding the process for sharing information and what information may be shared. If teams are unsure about what information can be exchanged, they should request the respective integration office to clarify with legal counsel what can be shared.

Our goal is to bring together Chiron’s and Novartis’ know-how, resources and expertise, creating the opportunity to become a global leader in the Vaccines and Blood Testing business as well as strengthening key areas in Novartis Pharma and the Novartis Institutes of Biomedical Research. Novartis’ R&D expertise and global reach will strengthen Chiron’s opportunities for growth, as well as further Chiron’s important contributions to public health needs. As a combined company, we will have greater scale and be better able to fulfill the goal of bringing innovative therapies to patients and of realizing a strong leadership position.

We will update you regularly on the progress of the planning teams as they begin their work and develop recommendations for our new organization. The next detailed update will take place following the first steering committee meetings on December 12. Various tools are being developed to ensure you have access to timely and accurate information.

It is in our hands to create the company we want — a company that is exciting to work for, that we are proud of and that delivers high-quality,

innovative products to our customers. We look forward to working together over the next few months as we build our new organization.

Best regards,

Howard Pien and Joerg Reinhardt

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Employees may not disclose Chiron Confidential Information. Chiron Confidential Information includes any information about Chiron that has not been publicly disclosed by an authorized spokesperson of the Company or is not available from public sources. Unauthorized disclosure of confidential information can violate the law. This may result in criminal and civil penalties for the Company and the employee(s) who are involved in leaking or tipping of material inside information. Individuals who violate this policy will be subject to discipline, up to and including termination of employment. As a reminder, disclosing company information in personal conversations, internet “chatrooms” or e-mail is also a violation of corporate policy. Chiron policy on Disclosure of Confidential Information.

Publisher: Corporate Communications + Contact + For Internal Use Only + Last Updated On: 21Nov05